Exhibit 99.1

Broadcom Inc. Announces Second Quarter Fiscal Year 2018 Financial Results and

Quarterly Dividend

•	$1.5 billion in aggregate repurchases of 6.4 million shares in the six weeks ended June 1, 2018

•	Free cash flow of $2,124 million or 42 percent of net revenue

•	Quarterly GAAP gross margin of 50.9 percent; Quarterly non-GAAP gross margin from continuing operations of 66.6 percent

•	Quarterly dividend of $1.75 per share

SAN JOSE, Calif. – June 7, 2018 – Broadcom Inc. (Nasdaq: AVGO), a leading semiconductor device supplier to the wired, wireless, enterprise storage, and industrial end markets, today reported financial results for its second quarter of fiscal year 2018, ended May 6, 2018, provided guidance for the third quarter of its fiscal year 2018, and announced a quarterly dividend.

Basis of Presentation

Effective as of the close of trading on April 4, 2018, the Company completed the redomiciliation of the parent company of the Broadcom corporate group from a Singapore company to a Delaware corporation. In connection with the redomiciliation, all issued ordinary shares of Broadcom Limited were exchanged on a one-for-one basis for common stock of Broadcom Inc. and all outstanding exchangeable limited partnership units (“LP Units”), which represented the non-controlling interest in Broadcom Cayman L.P. (the “Partnership”), were also exchanged on a one-for-one basis for common stock of Broadcom Inc. eliminating this non-controlling interest. Broadcom Inc. is the successor to Broadcom Limited for financial reporting purposes. Information provided for fiscal periods following the redomiciliation, beginning with the fiscal quarter ended May 6, 2018, relates to Broadcom Inc. and information provided for prior fiscal periods relates to Broadcom Limited. Unless the context otherwise requires, references in this press release to “Broadcom,” “the Company,” “we,” “our,” “us” and similar terms are to Broadcom Inc. from and after the effective time of the redomiciliation and, prior to that time, are to our predecessor, Broadcom Limited.

The Company’s financial results include contributions from Brocade Communication Systems’ continuing operations starting in the first fiscal quarter of 2018. The financial results from businesses that have been classified as discontinued operations in the Company’s financial statements are not included in the results presented below, unless otherwise stated.

Due to the Company’s 52/53 week reporting cycle, fiscal year 2018 includes an extra week in the first quarter, compared to fiscal year 2017.

Second Quarter Fiscal Year 2018 GAAP Results

Net revenue was $5,014 million, a decrease of 6 percent from $5,327 million in the previous quarter and an increase of 20 percent from $4,190 million in the same quarter last year.

Gross margin was $2,551 million, or 50.9 percent of net revenue. This compares with gross margin of $2,628 million, or 49.3 percent of net revenue, in the prior quarter, and gross margin of $1,976 million, or 47.2 percent of net revenue, in the same quarter last year.

Operating expenses were $1,350 million. This compares with $1,685 million in the prior quarter and $1,502 million for the same quarter last year.

Operating income was $1,201 million, or 24.0 percent of net revenue. This compares with operating income of $943 million, or 17.7 percent of net revenue, in the prior quarter, and operating income of $474 million, or 11.3 percent of net revenue, in the same quarter last year.

Net income, which includes the impact of discontinued operations, was $3,733 million, or $8.33 per diluted share. This compares with net income of $6,566 million, or $14.62 per diluted share, for the prior quarter, and net income of $464 million, or $1.05 per diluted share, in the same quarter last year. Net income attributable to ordinary shares was $3,718 million. Net income attributable to the LP Units’ noncontrolling interest was $15 million.

Second Quarter Fiscal Year 2018 GAAP Results				Change
(Dollars in millions, except per share data)	Q2 18	Q1 18	Q2 17	Q/Q	Y/Y
Net revenue	$5,014	$5,327	$4,190	-6%	+20%
Gross margin	50.9%	49.3%	47.2%	+160bps	+370bps
Operating expenses	$1,350	$1,685	$1,502	-$335	-$152
Net income	$3,733	$6,566	$464	-$2,833	+$3,269
Net income attributable to noncontrolling interest	$15	$336	$24	-$321	-$9
Net income attributable to common stock	$3,718	$6,230	$440	-$2,512	+$3,278
Earnings per share — diluted	$8.33	$14.62	$1.05	-$6.29	+$7.28

The Company’s cash and cash equivalents at the end of the second fiscal quarter was $8,187 million, compared to $7,076 million at the end of the prior quarter.

During the second quarter, the Company generated $2,313 million in cash from operations and spent $347 million in repurchasing an aggregate of 1.5 million shares and $189 million on capital expenditures.

In addition, in the first four weeks of the third quarter of fiscal year 2018, the Company spent an additional $1,155 million on stock repurchases.

On March 29, 2018, the Company paid a cash dividend of $1.75 per ordinary share, totaling $727 million. On the same date, the Partnership paid holders of LP Units a corresponding distribution of $1.75 per LP Unit, totaling $39 million.

Second Quarter Fiscal Year 2018 Non-GAAP Results From Continuing Operations

The differences between the Company’s GAAP and non-GAAP results are described generally under “Non-GAAP Financial Measures” below, and presented in detail in the financial reconciliation tables attached to this release.

Net revenue from continuing operations was $5,017 million, a decrease of 6 percent from $5,331 million in the previous quarter, and an increase of 19 percent from $4,201 million in the same quarter last year.

Gross margin from continuing operations was $3,342 million, or 66.6 percent of net revenue. This compares with gross margin of $3,454 million, or 64.8 percent of net revenue, in the prior quarter, and gross margin of $2,652 million, or 63.1 percent of net revenue, in the same quarter last year.

Operating income from continuing operations was $2,455 million, or 48.9 percent of net revenue. This compares with operating income from continuing operations of $2,571 million, or 48.2 percent of net revenue, in the prior quarter, and $1,853 million, or 44.1 percent of net revenue, in the same quarter last year.

Net income from continuing operations was $2,243 million, or $4.88 per diluted share. This compares with net income of $2,345 million, or $5.12 per diluted share last quarter, and net income of $1,666 million, or $3.69 per diluted share, in the same quarter last year.

Free cash flow, defined as cash from operations less capital expenditures, was $2,124 million in the quarter.

Second Quarter Fiscal Year 2018 Non-GAAP Results				Change
(Dollars in millions, except per share data)	Q2 18	Q1 18	Q2 17	Q/Q	Y/Y
Net revenue	$5,017	$5,331	$4,201	-6%	+19%
Gross margin	66.6%	64.8%	63.1%	+180bps	+350bps
Operating expenses	$887	$883	$799	+$4	+$88
Net income	$2,243	$2,345	$1,666	-$102	+$577
Earnings per share — diluted	$4.88	$5.12	$3.69	-$0.24	+$1.19

“Our business continues to be very robust and sustainable. This is validated through our strong execution in the second quarter which drove gross margin to a record 66.6 percent and free cash flow to 42.3 percent of net revenue,” said Hock Tan, President and CEO of Broadcom Inc. “Reflecting our commitment to our return of capital program and our belief that stock repurchases can generate attractive returns on our earnings capability, we bought back 6.4 million shares in the six weeks ended June 1, 2018 returning $1.5 billion to stockholders.”

Other Quarterly Data

(Dollars in millions, except percentages)	Q2 18		Q1 18		Q2 17		Growth Rates
Net revenue by segment:							Q/Q	Y/Y
Wired infrastructure	$2,295	46%	$1,875	35%	$2,111	50%	22%	9%
Wireless communications	1,294	26	2,210	41	1,150	28	-41%	13%
Enterprise storage	1,162	23	991	19	712	17	17%	63%
Industrial & other	263	5	251	5	217	5	5%	21%

Total net revenue	$5,014	100%	$5,327	100%	$4,190	100%

(Dollars in millions, except percentages)	Q2 18		Q1 18		Q2 17		Growth Rates
Non-GAAP net revenue by segment:							Q/Q	Y/Y
Wired infrastructure (1)	$2,298	46%	$1,879	35%	$2,115	50%	22%	9%
Wireless communications	1,294	26	2,210	41	1,150	28	-41%	13%
Enterprise storage	1,162	23	991	19	712	17	17%	63%
Industrial & other (1)	263	5	251	5	224	5	5%	17%

Total non-GAAP net revenue	$5,017	100%	$5,331	100%	$4,201	100%

(1)	Non-GAAP data include the effect of acquisition-related purchase accounting adjustments relating to licensing revenue.

Key Statistics (Dollars in millions)	Q2 18	Q1 18	Q2 17
Cash from operations	$2,313	$1,685	$1,583
Depreciation	$128	$126	$110
Amortization of acquisition-related intangible assets	$832	$1,054	$1,081
Capital expenditures	$189	$220	$256
Days sales outstanding (“DSO”)	50	45	45
Inventory days on hand (“DOH”)	66	64	76
Non-GAAP DSO	50	45	45
Non-GAAP Inventory DOH	67	67	77

Third Quarter Fiscal Year 2018 Business Outlook

Based on current business trends and conditions, the outlook for continuing operations for the third quarter of fiscal year 2018, ending August 5, 2018, is expected to be as follows:

	GAAP	Reconciling Items	Non-GAAP
Net revenue	$5,047M +/- $75M	$3M	$5,050M +/- $75M
Gross margin	50.75% +/- 1%	$795M	66.5% +/- 1%
Operating expenses	$1,272M	$390M	$882M
Interest expense and other	$115M	—	$115M
Provision for income taxes	$39M	$126M	$165M
Diluted share count	444M	13M	457M

•	Non-GAAP net revenue includes $3 million of licensing revenue not included in GAAP revenue, as a result of the effects of purchase accounting for acquisitions;

•	Non-GAAP gross margin includes the effects of $3 million of licensing revenue, and excludes the effects of $765 million of amortization of intangible assets, $25 million of stock-based compensation expense, $1 million of restructuring charges, and $1 million of acquisition-related costs;

•	Non-GAAP operating expenses exclude $295 million of stock-based compensation expense, $65 million of amortization of intangible assets, $15 million of acquisition-related costs, and $15 million of restructuring charges;

•	Non-GAAP tax provision is $126 million higher than GAAP due to the tax effects of the projected reconciling items noted above;

•	Non-GAAP diluted share count excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the Company’s financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method; and

•	Diluted share count outlook does not include the impact from any stock repurchases which may occur after June 1, 2018.

Capital expenditures for the third fiscal quarter are expected to be approximately $125 million. For the third fiscal quarter, depreciation is expected to be $135 million and amortization is expected to be approximately $835 million.

The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release. Among other things, this guidance is based on an initial estimate of purchase accounting adjustments and allocations, all of which are subject to revision. The guidance also excludes the impact of any additional mergers, acquisitions, divestitures and stock repurchase activity that may occur during the quarter. Actual results will vary from the guidance and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Quarterly Dividend

The Company’s Board of Directors has approved a quarterly cash dividend of $1.75 per share.

The dividend is payable on June 29, 2018 to stockholders of record at the close of business (5:00 p.m.) Eastern Time on June 20, 2018.

Financial Results Conference Call

Broadcom Inc. will host a conference call to review its financial results for the second quarter of fiscal year 2018, ended May 6, 2018, and to provide guidance for the third quarter of fiscal year 2018, today at 2:00 p.m. Pacific Time. Those wishing to access the call should dial (866) 310-8712; International +1 (720) 634-2946. The passcode is 9191566. A replay of the call will be accessible for one week after the call. To access the replay dial (855) 859-2056; International +1 (404) 537-3406; and reference the passcode: 9191566. A webcast of the conference call will also be available in the “Investors” section of Broadcom’s website at www.broadcom.com.

Non-GAAP Financial Measures

In addition to GAAP reporting, Broadcom provides investors with net revenue, net income, operating income, gross margin, operating expenses and other data on a non-GAAP basis. This non-GAAP information includes the effect, where applicable, of purchase accounting on revenue, and excludes amortization of acquisition-related intangible assets, stock-based compensation expense, restructuring, impairment and disposal charges, acquisition-related costs, including integration costs, purchase accounting effect on inventory, litigation settlements, debt-related costs, gain (loss) on extinguishment of debt, gain (loss) on dispositions of acquisition-related assets, income (loss) from discontinued operations and non-GAAP tax reconciling adjustments. Management does not believe that these items are reflective of the Company’s underlying performance. Internally, these non-GAAP measures are significant measures used by management for purposes of evaluating the core operating performance of the Company, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to the Company’s operations, and benchmarking performance externally against the Company’s competitors. The exclusion of these and other similar items from Broadcom’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual. Broadcom believes this non-GAAP financial information provides additional insight into the Company’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release.

About Broadcom Inc.

Broadcom Inc. (NASDAQ: AVGO) is a leading designer, developer and global supplier of a broad range of digital and analog semiconductor connectivity solutions. Broadcom Inc.’s extensive product portfolio serves four primary end markets: wired infrastructure, wireless communications, enterprise storage and industrial & other. Applications for our products in these end markets include: data center networking, home connectivity, set-top box, broadband access, telecommunications equipment, smartphones and base stations, data center servers and storage, factory automation, power generation and alternative energy systems, and electronic displays.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Broadcom. These statements include, but are not limited to, statements that address our expected future business and financial performance and other statements identified by words such as “will”, “expect”, “believe”, “anticipate”, “estimate”, “should”, “intend”, “plan”, “potential”, “predict” “project”, “aim”, and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of Broadcom, as well as assumptions made by, and information currently available to, such management, current market trends and market conditions and involve risks and uncertainties, many of which are outside the Company’s and management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements.

Particular uncertainties that could materially affect future results include risks associated with: any loss of our significant customers and fluctuations in the timing and volume of significant customer demand; our dependence on contract manufacturing and outsourced supply chain; our dependency on a limited number of suppliers; any acquisitions we may make, such as delays, challenges and expenses associated with receiving governmental and regulatory approvals and satisfying other closing conditions, and with integrating acquired companies with our existing businesses and our ability to achieve the benefits, growth prospects and synergies expected by such acquisitions; our ability to accurately estimate customers’ demand and adjust our manufacturing and supply chain accordingly; our significant indebtedness, including the need to generate sufficient cash flows to service and repay such debt; dependence on a small number of markets and the rate of growth in these markets; dependence on and risks associated with distributors of our products; dependence on senior management; quarterly and annual fluctuations in operating results; global economic conditions and concerns; the amount and frequency of our stock repurchases; cyclicality in the semiconductor industry or in our target markets; our competitive performance and ability to continue achieving design wins with our customers, as well as the timing of any design wins; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities or other significant operations; our ability to improve our manufacturing efficiency and quality; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain or improve gross margin; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage associated with resolving customer product warranty and indemnification claims; our ability to sell to new types of customers and to keep pace with technological advances; market acceptance of the end products into which our products are designed; our overall cash tax costs, legislation that may impact our overall cash tax costs and our ability to maintain tax concessions in certain jurisdictions; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature.

Our filings with the Securities and Exchange Commission (“SEC”), which you may obtain for free at the SEC’s website at http://www.sec.gov, discuss some of the important risk factors that may affect our business, results of operations and financial condition. Actual results may vary from the estimates provided. We undertake no intent or obligation to publicly update or revise any of the estimates and other forward-looking statements made in this announcement, whether as a result of new information, future events or otherwise, except as required by law.

# # #

Contacts:

Broadcom Inc.

Ashish Saran

Investor Relations

+1 408 433 8000

investor.relations@broadcom.com

BROADCOM INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS—UNAUDITED

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended			Two Fiscal Quarters Ended
	May 6,	February 4,	April 30,	May 6,	April 30,
	2018	2018	2017	2018	2017
Net revenue	$5,014	$5,327	$4,190	$10,341	$8,329
Cost of products sold:
Cost of products sold	1,696	1,899	1,564	3,595	3,137
Purchase accounting effect on inventory	—	70	1	70	1
Amortization of acquisition-related intangible assets	765	715	639	1,480	1,198
Restructuring charges	2	15	10	17	16

Total cost of products sold	2,463	2,699	2,214	5,162	4,352

Gross margin	2,551	2,628	1,976	5,179	3,977
Research and development	936	925	829	1,861	1,637
Selling, general and administrative	294	291	204	585	405
Amortization of acquisition-related intangible assets	67	339	442	406	882
Restructuring, impairment and disposal charges	53	130	27	183	73

Total operating expenses	1,350	1,685	1,502	3,035	2,997

Operating income	1,201	943	474	2,144	980
Interest expense	(148)	(183)	(112)	(331)	(223)
Loss on debt extinguishment	—	—	—	—	(159)
Other income, net	46	35	3	81	34

Income from continuing operations before income taxes	1,099	795	365	1,894	632
Benefit from income taxes	(2,637)	(5,786)	(103)	(8,423)	(93)

Income from continuing operations	3,736	6,581	468	10,317	725
Loss from discontinued operations, net of income taxes	(3)	(15)	(4)	(18)	(9)

Net income	3,733	6,566	464	10,299	716
Net income attributable to noncontrolling interest (1)	15	336	24	351	37

Net income attributable to common stock	$3,718	$6,230	$440	$9,948	$679

Basic income per share:
Income per share from continuing operations	$8.84	$15.23	$1.10	$24.01	$1.72
Loss per share from discontinued operations	(0.01)	(0.03)	(0.01)	(0.04)	(0.03)

Net income per share	$8.83	$15.20	$1.09	$23.97	$1.69

Diluted income per share (2):
Income per share from continuing operations	$8.34	$14.66	$1.06	$23.03	$1.65
Loss per share from discontinued operations	(0.01)	(0.04)	(0.01)	(0.04)	(0.02)

Net income per share	$8.33	$14.62	$1.05	$22.99	$1.63

Shares used in per share calculations:
Basic	421	410	403	415	401
Diluted	448	426	442	448	440
Stock-based compensation expense included in continuing operations:
Cost of products sold	$21	$20	$15	$41	$29
Research and development	205	203	150	408	291
Selling, general and administrative	70	76	51	146	97

Total stock-based compensation expense	$296	$299	$216	$595	$417

(1)	For the fiscal quarter ended May 6, 2018, net income attributable to noncontrolling interest represents two months of income attributable to exchangeable limited partnership units, or LP units. In connection with the Redomiciliation, all outstanding LP units were exchanged for common stock of Broadcom on a one-for-one basis and the noncontrolling interest was dissolved.
(2)	Except for the fiscal quarter ended February 4, 2018, the diluted income (loss) per share numerators and denominators include the impact of the noncontrolling interest, which assumes conversion of LP Units to shares of Broadcom, representing an assumed conversion of 100% of the LP Units under the “if converted” method. The diluted income per share calculations include approximately 14 million and 18 million LP Units for the fiscal quarter and two fiscal quarters ended May 6, 2018, respectively. The diluted income per share calculations include approximately 23 million LP Units for each of the fiscal quarter and two fiscal quarters ended April 30, 2017. On April 4, 2018, in connection with the Redomiciliation, all outstanding LP Units were exchanged for common stock of Broadcom on a one-for-one basis.

BROADCOM INC.

FINANCIAL RECONCILIATION: GAAP TO NON-GAAP—UNAUDITED

(IN MILLIONS, EXCEPT DAYS)

	Fiscal Quarter Ended			Two Fiscal Quarters Ended
	May 6,	February 4,	April 30,	May 6,	April 30,
	2018	2018	2017	2018	2017
Net revenue on GAAP basis	$5,014	$5,327	$4,190	$10,341	$8,329
Acquisition-related purchase accounting revenue adjustment (1)	3	4	11	7	21

Net revenue on non-GAAP basis	$5,017	$5,331	$4,201	$10,348	$8,350

Gross margin on GAAP basis	$2,551	$2,628	$1,976	$5,179	$3,977
Acquisition-related purchase accounting revenue adjustment (1)	3	4	11	7	21
Purchase accounting effect on inventory	—	70	1	70	1
Amortization of acquisition-related intangible assets	765	715	639	1,480	1,198
Stock-based compensation expense	21	20	15	41	29
Restructuring charges	2	15	10	17	16
Acquisition-related costs	—	2	—	2	—

Gross margin on non-GAAP basis	$3,342	$3,454	$2,652	$6,796	$5,242

Research and development on GAAP basis	$936	$925	$829	$1,861	$1,637
Stock-based compensation expense	205	203	150	408	291
Acquisition-related costs	—	3	2	3	5

Research and development on non-GAAP basis	$731	$719	$677	$1,450	$1,341

Selling, general and administrative expense on GAAP basis	$294	$291	$204	$585	$405
Stock-based compensation expense	70	76	51	146	97
Acquisition-related costs	68	51	31	119	66

Selling, general and administrative expense on non-GAAP basis	$156	$164	$122	$320	$242

Total operating expenses on GAAP basis	$1,350	$1,685	$1,502	$3,035	$2,997
Amortization of acquisition-related intangible assets	67	339	442	406	882
Stock-based compensation expense	275	279	201	554	388
Restructuring, impairment and disposal charges	53	130	27	183	73
Acquisition-related costs	68	54	33	122	71

Total operating expenses on non-GAAP basis	$887	$883	$799	$1,770	$1,583

Operating income on GAAP basis	$1,201	$943	$474	$2,144	$980
Acquisition-related purchase accounting revenue adjustment (1)	3	4	11	7	21
Purchase accounting effect on inventory	—	70	1	70	1
Amortization of acquisition-related intangible assets	832	1,054	1,081	1,886	2,080
Stock-based compensation expense	296	299	216	595	417
Restructuring, impairment and disposal charges	55	145	37	200	89
Acquisition-related costs	68	56	33	124	71

Operating income on non-GAAP basis	$2,455	$2,571	$1,853	$5,026	$3,659

Interest expense on GAAP basis	$(148)	$(183)	$(112)	$(331)	$(223)
Debt-related costs	—	32	—	32	1

Interest expense on non-GAAP basis	$(148)	$(151)	$(112)	$(299)	$(222)

Other income, net on GAAP basis	$46	$35	$3	$81	$34
Gains on acquisition-related asset sales	(4)	—	—	(4)	(23)

Other income, net on non-GAAP basis	$42	$35	$3	$77	$11

Income from continuing operations before income taxes on GAAP basis	$1,099	$795	$365	$1,894	$632
Acquisition-related purchase accounting revenue adjustment (1)	3	4	11	7	21
Purchase accounting effect on inventory	—	70	1	70	1
Amortization of acquisition-related intangible assets	832	1,054	1,081	1,886	2,080
Stock-based compensation expense	296	299	216	595	417
Restructuring, impairment and disposal charges	55	145	37	200	89
Acquisition-related costs	68	56	33	124	71
Debt-related costs	—	32	—	32	1
Loss on debt extinguishment	—	—	—	—	159
Gains on acquisition-related asset sales	(4)	—	—	(4)	(23)

Income before income taxes on non-GAAP basis	$2,349	$2,455	$1,744	$4,804	$3,448

Benefit from income taxes on GAAP basis	$(2,637)	$(5,786)	$(103)	$(8,423)	$(93)
Non-GAAP tax reconciling adjustments	2,743	5,896	181	8,639	248

Provision for income taxes on non-GAAP basis	$106	$110	$78	$216	$155

Net income on GAAP basis	$3,733	$6,566	$464	$10,299	$716
Acquisition-related purchase accounting revenue adjustment (1)	3	4	11	7	21
Purchase accounting effect on inventory	—	70	1	70	1
Amortization of acquisition-related intangible assets	832	1,054	1,081	1,886	2,080
Stock-based compensation expense	296	299	216	595	417
Restructuring, impairment and disposal charges	55	145	37	200	89
Acquisition-related costs	68	56	33	124	71
Debt-related costs	—	32	—	32	1
Loss on debt extinguishment	—	—	—	—	159
Gains on acquisition-related asset sales	(4)	—	—	(4)	(23)
Non-GAAP tax reconciling adjustments	(2,743)	(5,896)	(181)	(8,639)	(248)
Discontinued operations, net of income taxes	3	15	4	18	9

Net income on non-GAAP basis	$2,243	$2,345	$1,666	$4,588	$3,293

Shares used in per share calculation—diluted on GAAP basis	448	426	442	448	440
Non-GAAP adjustment (2)	12	32	9	11	10

Shares used in per share calculation—diluted on non-GAAP basis	460	458	451	459	450

Inventory days on hand on GAAP basis	66	64	76
Non-GAAP adjustment(3)	1	3	1

Inventory days on hand on non-GAAP basis	67	67	77

Net income on non-GAAP basis	$2,243
Interest expense on non-GAAP basis	148
Provision for income taxes on non-GAAP basis	106
Depreciation	128

Adjusted EBITDA	$2,625

Net cash provided by operating activities	$2,313
Purchases of property, plant and equipment	(189)

Free cash flow	$2,124

(1)	Amounts represent licensing revenue not included in GAAP net revenue as a result of the effect of purchase accounting for acquisitions.
(2)	Non-GAAP adjustment for number of shares used in the diluted per share calculations excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method. Non-GAAP adjustment also includes the impact of the LP Units that are anti-dilutive on a GAAP basis for the fiscal quarter ended February 4, 2018.
(3)	Non-GAAP adjustment for inventory days on hand represents the impact of purchase accounting on inventory, stock-based compensation expense, and acquisition-related costs.

BROADCOM INC.

CONDENSED CONSOLIDATED BALANCE SHEETS—UNAUDITED

(IN MILLIONS)

	May 6,	October 29,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$8,187	$11,204
Trade accounts receivable, net	2,749	2,448
Inventory	1,235	1,447
Other current assets	303	724

Total current assets	12,474	15,823
Long-term assets:
Property, plant and equipment, net	2,720	2,599
Goodwill	26,908	24,706
Intangible assets, net	12,346	10,832
Other long-term assets	488	458

Total assets	$54,936	$54,418

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$836	$1,105
Employee compensation and benefits	417	626
Current portion of long-term debt	117	117
Other current liabilities	754	681

Total current liabilities	2,124	2,529
Long-term liabilities:
Long-term debt	17,481	17,431
Other long-term liabilities	3,264	11,272

Total liabilities	22,869	31,232

Stockholders’ equity:
Common stock and additional paid-in capital	24,305	20,505
Retained earnings (accumulated deficit)	7,868	(129)
Accumulated other comprehensive loss	(106)	(91)

Total Broadcom Inc. stockholders’ equity	32,067	20,285
Noncontrolling interest	—	2,901

Total stockholders’ equity	32,067	23,186

Total liabilities and stockholders’ equity	$54,936	$54,418

BROADCOM INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS—UNAUDITED

(IN MILLIONS)

	Fiscal Quarter Ended			Two Fiscal Quarters Ended
	May 6,	February 4,	April 30,	May 6,	April 30,
	2018	2018	2017	2018	2017
Cash flows from operating activities:
Net income	$3,733	$6,566	$464	$10,299	$716
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	964	1,184	1,193	2,148	2,307
Stock-based compensation	296	299	216	595	418
Deferred taxes and other non-cash taxes	(2,702)	(5,832)	(86)	(8,534)	(111)
Non-cash portion of debt extinguishment loss	—	—	—	—	159
Non-cash restructuring, impairment and disposal charges	5	5	23	10	40
Amortization of debt issuance costs and accretion of debt discount	6	6	6	12	14
Other	14	3	3	17	(15)
Changes in assets and liabilities, net of acquisitions and disposals:
Trade accounts receivable, net	(277)	199	(126)	(78)	108
Inventory	56	250	31	306	96
Accounts payable	91	(403)	(114)	(312)	(251)
Employee compensation and benefits	84	(376)	128	(292)	(53)
Contributions to defined benefit pension plans	—	(129)	(5)	(129)	(11)
Other current assets and current liabilities	70	284	(154)	354	(391)
Other long-term assets and long-term liabilities	(27)	(371)	4	(398)	(90)

Net cash provided by operating activities	2,313	1,685	1,583	3,998	2,936

Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	—	(4,786)	(37)	(4,786)	(37)
Proceeds from sales of businesses	—	782	—	782	10
Purchases of property, plant and equipment	(189)	(220)	(256)	(409)	(581)
Proceeds from disposals of property, plant and equipment	1	237	—	238	—
Purchases of investments	(5)	(244)	(200)	(249)	(200)
Proceeds from sale of investment	54	—	—	54	—
Other	(16)	4	—	(12)	(4)

Net cash used in investing activities	(155)	(4,227)	(493)	(4,382)	(812)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	—	—	—	13,446
Repayment of debt	—	(856)	—	(856)	(13,668)
Payment of debt issuance costs	—	—	(20)	—	(23)
Dividend and distribution payments	(766)	(755)	(437)	(1,521)	(868)
Repurchases of common stock	(347)	—	—	(347)	—
Issuance of common stock, net	78	34	89	112	150
Payment of capital lease obligations	(15)	(6)	(4)	(21)	(4)
Other	3	(3)	—	—	—

Net cash used in financing activities	(1,047)	(1,586)	(372)	(2,633)	(967)

Net change in cash and cash equivalents	1,111	(4,128)	718	(3,017)	1,157
Cash and cash equivalents at the beginning of period	7,076	11,204	3,536	11,204	3,097

Cash and cash equivalents at end of period	$8,187	$7,076	$4,254	$8,187	$4,254

Supplemental disclosure of cash flow information:
Cash paid for interest	$1	$232	$1	$233	$103
Cash paid for income taxes	$87	$109	$121	$196	$218